Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-162657) and Form S-8 (Nos. 333-07377, 333-53400, 333-73000, 333-73002, 333-152706, 333-72998, and 333-189964) of SPAR Group, Inc. and Subsidiaries of our report dated April 17, 2017, relating to the consolidated financial statements and the financial statement schedule which appears in this Form 10-K.

/s/ BDO USA, LLP.

Troy, Michigan

April 17, 2017